CONTACT:	Stephanie K. Kushner (630) 954-2020	RELEASE DATE:	IMMEDIATE

FEDERAL SIGNAL CORPORATION ANNOUNCES
RESIGNATION OF BOARD MEMBER WALDEN W. O’DELL

Oak Brook, Illinois, February 14, 2005 — Federal Signal Corporation today announced the resignation of Walden W. O’Dell from its Board of Directors, effective immediately. Mr. O’Dell has resigned as a result of time constraints related to his role as Chairman and CEO at Diebold, Incorporated.

Robert D. Welding, president and chief executive officer, stated, “We thank Wally for the valuable contributions he has provided to the Board over the last three and a half years, and wish him the best in his future endeavors.”

Federal Signal Corporation is a global manufacturer of leading niche products in four operating groups: environmental vehicles and related products, fire rescue vehicles, safety and signaling products, and consumable industrial tooling. Based in Oak Brook, Illinois, the company’s shares are traded on the New York Stock Exchange under the symbol FSS.

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